Exhibit 99.1

Report of Independent Accountants

To the Board of Directors and Stockholder of
Kinder Morgan G.P., Inc.

In our opinion, the accompanying consolidated balance sheet presents fairly, in all material respects, the financial position of Kinder Morgan G.P., Inc. (the General Partner) and its subsidiaries, a wholly owned subsidiary of Kinder Morgan, Inc., at December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the General Partner's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Houston, Texas
February 15, 2002

Kinder Morgan G.P., Inc. and Subsidiaries
Consolidated Balance Sheet
December 31, 2001
(In Thousands)

ASSETS
Current assets:
Receivable from Partnership (Note 3)	6,079
Receivable - other	63
Prepayments and other	8,780
14,922

Investment in Partnership	2,322,879

Total assets	$ 2,337,801
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LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Accounts payable	$ 613
Accrued liabilities	14,905
Accrued taxes	128,057
Other	1,356
144,931

Deferred income taxes	479,108

Minority interest in equity of subsidiary	1,008,811

Commitments and contingencies (Note 5)

Stockholder's equity:
Common stock, $10 par value, authorized, issued and outstanding
1,000,000 shares	10,000
Additional paid-in capital	694,559
Accumulated earnings (Note 6)	-
Accumulated other comprehensive income	392
Total stockholder's equity	704,951

Total liabilities and stockholder's equity	$ 2,337,801
===========

The accompanying notes are an integral part of this financial statement.

Kinder Morgan G.P., Inc. and Subsidiaries
Notes to Consolidated Balance Sheet
December 31, 2001

1.	ORGANIZATION

In this report, unless the context requires otherwise, references to "we," "us,"or "our" are intended to mean Kinder Morgan G.P., Inc. (the "General Partner") and its consolidated subsidiaries. Effective February 14, 1997, Kinder Morgan (Delaware), Inc. acquired all of the issued and outstanding stock of Enron Liquids Pipeline Company ("ELPC"), and ELPC was renamed Kinder Morgan G.P., Inc. On October 7, 1999, Kinder Morgan (Delaware), Inc. completed a merger with K N Energy, Inc., a Kansas corporation and an integrated energy services provider. The combined entity was renamed Kinder Morgan, Inc. ("KMI") and trades under the New York Stock Exchange symbol "KMI." KMI remains our sole stockholder.

Apart from our investment in i-units as discussed following, we owned an effective 2.0% interest in Kinder Morgan Energy Partners, L.P. (the "Partnership") as of December 31, 2001. The ownership interest consists of a 1% general partner interest and an approximate 1% limited partner interest, represented by the ownership of 1,724,000 common units of the Partnership. In addition, we own a 1.0101% general partner interest in each of the Partnership's five operating limited partnerships. The Partnership owns the remaining 98.9899%.

On February 14, 2001, Kinder Morgan Management, LLC ("KMR"), a limited liability company, was formed as a direct subsidiary of Kinder Morgan G.P., Inc. under the Delaware Limited Liability Company Act. The General Partner owns the two KMR voting shares and is its sole managing member. On May 17, 2001, KMR issued 2,975,000 of its shares representing limited liability company interests to KMI and on May 18, 2001, it issued 26,775,000 of its shares representing limited liability company interests with limited voting rights to the public in an initial public offering. Its shares were issued at a price of $35.21 per share, less commissions and underwriting expenses, and it used substantially all of the net proceeds from this offering to purchase i-units from the Partnership. The equity interests in KMR (our consolidated subsidiary - see Note 2) purchased by KMI and the public created a minority interest on our consolidated balance sheet of $991.9 million at the time of the transaction. The i-units are a separate class of limited partner interests in the Partnership and are issued only to KMR. The i-units are similar to the Partnership's common units, except that quarterly distributions from operations and from interim capital transactions are paid in additional i-units rather than in cash. KMR trades on the New York Stock Exchange under the symbol "KMR." KMR shares were split two-for-one on August 31, 2001, and all dollar and numerical references to KMR shares in this report have been adjusted to reflect the effect of the split.

Kinder Morgan G.P., Inc. and Subsidiaries
Notes to Consolidated Balance Sheet
December 31, 2001

Upon purchasing i-units from the Partnership, KMR became a limited partner in the Partnership and, pursuant to a delegation of control agreement between KMR and the General Partner, manages and controls the Partnership's business and affairs, and the business and affairs of the Partnership's operating limited partnerships and subsidiaries. Under the delegation of control agreement, the General Partner delegated to KMR, to the fullest extent permitted under Delaware law and the Partnership's partnership agreement, all of its power and authority to manage and control the Partnership's business and affairs, except that KMR cannot take certain specified actions without the approval of the General Partner. In accordance with its limited liability company agreement, KMR's activities will be restricted to being a limited partner in, and managing and controlling the business and affairs of, the Partnership, including its operating partnerships and its subsidiaries.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The preparation of the financial statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from these estimates.   We apply the following significant accounting policies in the preparation of the financial statement.

CONSOLIDATED SUBSIDIARIES
Under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 94, "Consolidation of All Majority-Owned Subsidiaries," majority-owned subsidiaries - companies in which a parent has a controlling financial interest through direct or indirect ownership of a majority voting interest - shall be consolidated. Through its ownership of KMR's two voting securities, the General Partner owns a majority voting interest in KMR and, accordingly, the accounts of KMR and its subsidiary have been included in the accompanying Consolidated Balance Sheet. All material intercompany balances have been eliminated.

INVESTMENT IN PARTNERSHIP
Our investment in the Partnership is accounted for under the equity method. At December 31, 2001, our investment in the Partnership exceeded its share of the underlying equity in the net assets of the Partnership by approximately $1.03 billion.  As of December 31, 2001, this excess was being amortized on a straight-line basis over 44 years. The amortization period approximates the useful lives of the Partnership's assets, which range from eight to fifty years. As provided by SFAS No. 142 (see Note 7), we have discontinued amortization of our excess investment cost in the Partnership effective January 1, 2002.

Kinder Morgan G.P., Inc. and Subsidiaries
Notes to Consolidated Balance Sheet
December 31, 2001

INCOME TAXES
We account for income taxes under the liability method prescribed by SFAS No. 109, "Accounting for Income Taxes." Deferred income taxes are determined based on temporary differences between the financial reporting and tax bases of our assets and liabilities. The principal source of our deferred income taxes is the difference between the financial reporting and tax bases of our investment in the Partnership.

3.	RELATED PARTY TRANSACTIONS

Pursuant to the delegation of control agreement between KMR and the General Partner, KMR now manages and controls the Partnership's business and affairs, and the business and affairs of the Partnership's operating limited partnerships and subsidiaries. The Partnership's general and administrative expenses are no longer incurred by the General Partner, but are now incurred by KMR.

The receivable from the Partnership of $6.1 million at December 31, 2001 primarily represents general and administrative expenses incurred by KMR that have not yet been reimbursed by the Partnership.

4.	INVESTMENT IN PARTNERSHIP

Summarized financial information for the Partnership at December 31, 2001 is presented below (in thousands):

Current assets	$ 568,043
Noncurrent assets	6,164,623
Current liabilities	962,704
Long-term debt and other liabilities	2,545,692
Minority interest	65,236
Partners' capital	3,159,034
5.	LITIGATION, COMMITMENTS AND OTHER CONTINGENCIES

LITIGATION
The General Partner, in the ordinary course of business, is a defendant in various lawsuits relating to the Partnership's assets. The Partnership made certain acquisitions during the year 2001. The General Partner assumed potential and existing claims associated with those acquisitions. Although no assurance can be given, we believe, based on our experience to date, that the ultimate resolution of such items will not have a material adverse impact on our financial position. It is expected that the Partnership will reimburse us for any liability or expenses incurred in connection with these legal proceedings.

Kinder Morgan G.P., Inc. and Subsidiaries
Notes to Consolidated Balance Sheet
December 31, 2001

FEDERAL ENERGY REGULATORY COMMISSION
The Partnership and certain of its subsidiaries are defendants in several actions in which the plaintiffs protest pipeline transportation rates with the Federal Energy Regulatory Commission ("FERC"). These actions are currently pending. The Plaintiffs seek to recover alleged transportation overpayments and interest and in some cases treble and punitive damages. We are not able to predict with certainty whether settlement agreements will be completed with some or all of the complainants, the final terms of any such settlement agreements that may be consummated, or the final outcome of the FERC proceedings should they be carried through to their conclusion. It is possible that current or future proceedings could be resolved in a manner adverse to the Partnership, which could affect future cash and i-unit distributions to us.

ENVIRONMENTAL
The Partnership is subject to environmental cleanup and enforcement actions from time to time. In particular, the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or "Superfund" law) generally imposes joint and several liability for cleanup and enforcement costs, without regard to fault or the legality of the original conduct, on current or predecessor owners and operators of a site. The operations of the Partnership are also subject to federal, state and local laws and regulations relating to protection of the environment. Although we believe the Partnership's operations are in general compliance with applicable environmental regulations, risks of additional costs and liabilities are inherent in pipeline and terminal operations, and there can be no assurance significant costs and liabilities will not be incurred by the Partnership. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations of the Partnership, could result in substantial costs and liabilities to the Partnership which could affect future cash and i-unit distributions to us.

In addition, the Partnership is presently involved in several ground water hydrocarbon remediation efforts under administrative orders issued by the California Regional Water Quality Control Board and two other state agencies. Although no assurance can be given, we believe the ultimate resolutions of these matters will not have a material adverse effect on the Partnership's financial position or its ability to pay cash and i-unit distributions to us.

OTHER
The Partnership, in the ordinary course of business, is a defendant in various lawsuits relating to the Partnership's assets. Although no assurance can be given, we believe, based on our experience to date, the ultimate resolution of such items will not have a material adverse impact on the Partnership's financial position or its ability to pay cash and i-unit distributions to us.

Kinder Morgan G.P., Inc. and Subsidiaries
Notes to Consolidated Balance Sheet
December 31, 2001

6.	DISTRIBUTIONS

During 2001, we distributed $189,452,000 to our sole stockholder, KMI. Included in this amount was $73,537,000 designated as a return of capital and deducted from additional paid-in capital on the accompanying Consolidated Balance Sheet. The remaining $115,915,000 was funded from accumulated earnings.

7.	RECENT ACCOUNTING PRONOUNCEMENTS

On January 1, 2002, we adopted SFAS No. 141, "Business Combinations." SFAS No. 141 supercedes Accounting Principles Board Opinion No. 16, "Business Combinations," and requires that all transactions fitting the description of a business combination be accounted for using the purchase method and prohibits the use of the pooling of interests method for all business combinations initiated after June 30, 2001. The Statement also modifies the accounting for the excess of fair value of net assets acquired as well as intangible assets acquired in a business combination. The provisions of this Statement apply to all business combinations initiated after June 30, 2001, and all business combinations accounted for by the purchase method that are completed after July 1, 2001. This Statement requires disclosure of the primary reasons for a business combination and the allocation of the purchase price paid to the assets acquired and liabilities assumed by major balance sheet caption.

In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 142, "Goodwill and Other Intangible Assets." This Statement addresses financial accounting and reporting for (i) intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) at acquisition and (ii) goodwill and other intangible assets subsequent to their acquisition. This Statement supersedes Accounting Principles Board Opinion No. 17, "Intangible Assets." Under the provisions of this Statement, if an intangible asset is determined to have an indefinite useful life, it shall not be amortized until its useful life is determined to be no longer indefinite. An intangible asset that is not subject to amortization shall be tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. Goodwill will not be amortized. Goodwill will be tested for impairment on an annual basis and between annual tests in certain circumstances at a level of reporting referred to as a reporting unit. This Statement is required to be applied starting with fiscal years beginning after December 15, 2001. Goodwill and intangible assets acquired after June 30, 2001 will be subject immediately to the nonamortization and amortization provisions of this Statement. SFAS No. 142 provides that "excess investment cost" or "equity method goodwill" will continue to be tested for impairment in accordance with the provisions of Accounting Principles Board Opinion No. 18, "The Equity Method of Accounting for Investments in Common Stock." As provided by SFAS No. 142, we have discontinued amortization of our excess investment cost in the Partnership effective January 1, 2002.

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. This Statement contains disclosure requirements that provide descriptions of asset retirement obligations and reconciliations of changes in the components of those obligations. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. Earlier applications are encouraged.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement retains the requirements to (a) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and (b) measure an impairment loss as the difference between the carrying amount and fair value of the asset. This Statement removes goodwill from its scope, eliminating the requirement to allocate goodwill to long-lived assets to be tested for impairment. This Statement requires that a long-lived asset to be abandoned, exchanged for a similar productive asset, or distributed to owners in a spin-off be considered held and used until it is disposed of. This Statement requires the accounting model for long-lived assets to be disposed of by sale be used for all long-lived assets, whether previously held and used or newly acquired. Discontinued operations are no longer measured on a net realizable value basis, and future operating losses are no longer recognized before they occur. This Statement broadens the presentation of discontinued operations in the income statement to include a component of an entity (rather than a segment of a business). A component of an entity comprises operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. The provisions of this Statement generally are to be applied prospectively.

We do not expect these new pronouncements to have a significant impact on our financial statements, except for the discontinuance of the amortization of our excess investment cost in the Partnership, as described previously, and impacts that may result from changes in our equity in earnings of the Partnership as a result of its adoption of these new pronouncements.